Exhibit 99.1

LEXINGTON REALTY TRUST

QUARTERLY SUPPLEMENTAL INFORMATION

December 31, 2017

This Quarterly Earnings Press Release and Quarterly Supplemental Information contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under the control of Lexington Realty Trust (“Lexington”), which may cause actual results, performance or achievements of Lexington and its subsidiaries to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to, risks related to: (1) the authorization of Lexington’s Board of Trustees of future dividend declarations, (2) Lexington’s ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO available to all equityholders and unitholders – diluted for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction on the terms described herein or at all, (4) the failure to continue to qualify as a real estate investment trust, (5) changes in general business and economic conditions, including the impact of any new legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington files with the Securities and Exchange Commission are available on Lexington’s web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington’s future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects,” may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to revise those forward-looking statements to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington’s expectations will be realized.

LEXINGTON REALTY TRUST

TRADED: NYSE: LXP

One Penn Plaza, Suite 4015

New York, NY 10119-4015

FOR IMMEDIATE RELEASE

LEXINGTON REALTY TRUST REPORTS FOURTH QUARTER 2017 RESULTS

New York, NY - February 27, 2018 - Lexington Realty Trust (“Lexington”) (NYSE:LXP), a real estate investment trust focused on single-tenant real estate investments, today announced results for the fourth quarter and year ended December 31, 2017.

Fourth Quarter 2017 Highlights

•	Generated Net Income attributable to common shareholders of $29.2 million, or $0.12 per diluted common share.
•	Generated Adjusted Company Funds From Operations available to all equityholders and unitholders - diluted (“Adjusted Company FFO”) of $63.1 million, or $0.26 per diluted common share.
•	Acquired four industrial properties for an aggregate cost of $140.0 million.
•	Formed a joint venture which acquired a 151-acre parcel of developable land to pursue industrial build-to-suit opportunities.
•	Disposed of eight properties for an aggregate of $47.9 million.
•	Completed one million square feet of new leases and lease extensions with portfolio 98.9% leased at quarter end.
•	Collected $49.1 million in full satisfaction of a loan to a joint venture.
•	Financed an office property generating initial gross proceeds of $45.4 million.
•	Repaid $40.0 million on the revolving credit facility and retired an aggregate of $18.4 million of secured debt.
•	Increased the quarterly common share/unit dividend/distribution to $0.1775 per common share/unit.

Full Year 2017 Highlights

•	Generated Net Income attributable to common shareholders of $79.1 million, or $0.33 diluted common share.
•	Generated Adjusted Company FFO of $238.6 million, or $0.97 per diluted common share.
•	Acquired/completed 15 consolidated properties and the last building of the Lake Jackson, Texas build-to-suit project for an aggregate initial basis of $727.6 million.
•	Disposed of 34 consolidated properties for gross proceeds of $241.7 million.
•	Sold a non-consolidated interest in an office property for $6.2 million.
•	Completed 3.8 million square feet of new leases and lease extensions.
•	Retired an aggregate of $63.4 million of secured debt with a weighted-average fixed interest rate of 6.0% and obtained $45.4 million of secured debt with a weighted-average fixed interest rate of 5.2%.
•	Amended the revolving credit facility, together with the related term loans, increasing the capacity by $200.0 million.

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•	Collected an aggregate of $138.0 million in full satisfaction of three loan investments.
•	Issued 1.6 million common shares at an average gross price of $10.89 per share under its ATM offering program.

Adjusted Company FFO is a non-GAAP financial measure. It and certain other non-GAAP financial measures are defined and reconciled later in this press release.

T. Wilson Eglin, Chief Executive Officer and President of Lexington Realty Trust, commented “We finished off the year strong with fourth quarter Adjusted Company FFO of $0.26 per diluted common share. During 2017, we raised $386 million by monetizing our loan portfolio and disposing of 34 properties while adding 15 properties to our portfolio for $728 million.  As a result, we have substantially upgraded the quality of our holdings, shrunk our office footprint and simplified our operations which we expect to lead to lower operating costs. Additionally, strong leasing volume, along with non-core assets sales, brought our overall portfolio to approximately 99% leased at year end.

The guidance we have initiated today in the range of $0.95 to $0.98 per share suggests that our operating results in 2018 will be comparable to 2017 even as we anticipate lengthening our average debt maturity, providing concessions on early lease extensions and continuing with our capital recycling activities.  We intend to use proceeds from financings and dispositions to reinvest into industrial acquisitions and build-to-suit opportunities and to pay down debt.”

FINANCIAL RESULTS

Revenues

For the quarter ended December 31, 2017, total gross revenues were $102.2 million, compared with total gross revenues of $95.3 million for the quarter ended December 31, 2016. The increase was primarily attributable to revenue generated from property acquisitions and new leases, partially offset by 2017 property sales and lease expirations.

Net Income Attributable to Common Shareholders

For the quarter ended December 31, 2017, net income attributable to common shareholders was $29.2 million, or $0.12 per diluted share, compared with net income attributable to common shareholders for the quarter ended December 31, 2016 of $14.4 million, or $0.06 per diluted share.

Adjusted Company FFO

For the quarter ended December 31, 2017, Lexington generated Adjusted Company FFO of $63.1 million, or $0.26 per diluted share, compared to Adjusted Company FFO for the quarter ended December 31, 2016 of $59.7 million, or $0.24 per diluted share.

Dividends/Distributions

As previously announced, during the fourth quarter of 2017, Lexington increased its quarterly common share/unit dividend/distribution to $0.1775 per common share/unit, which equates to an annualized dividend of $0.71 per common share/unit. The declared quarterly dividend/distribution was paid on January 16, 2018 to common shareholders/unitholders of record as of December 29, 2017. In addition, Lexington declared a dividend of $0.8125 per share on its Series C Preferred, which was paid February 15, 2018 to Series C Preferred Shareholders of record as of January 31, 2018.

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Transaction Activity

ACQUISITIONS

Primary Tenant (Guarantor)	Location	Sq. Ft. (Approx.)	Property Type	Initial Basis ($000)	Approximate Lease Term (Yrs)
Caterpillar, Inc.	Lafayette, IN	309,000	Industrial	$17,450	7
Undisclosed(1)	Romulus, MI	500,000	Industrial	38,893	15
Lipari Foods Operating Company, LLC	Warren, MI	260,000	Industrial	46,955	15
Undisclosed(1)	Winchester, VA	400,000	Industrial	36,700	14
		1,469,000		$139,998

1.	Tenant is a domestic subsidiary of an international automaker.

Including fourth quarter acquisition activity, consolidated 2017 acquisition activity totaled $727.6 million at average GAAP and cash capitalization rates of 7.3% and 6.4%, respectively.

In December 2017, Lexington made an initial contribution of $5.8 million for a 90% interest in a newly-formed joint venture with a developer, which will pursue industrial build-to-suit opportunities. The joint venture acquired a parcel of developable land totaling 151 acres in a submarket of Columbus, Ohio.

PROPERTY DISPOSITIONS

Primary Tenant	Location	Property Type	Gross Disposition Price ($000)	Annualized Net Income(1) ($000)	Annualized NOI(1) ($000)	Month of Disposition	% Leased
National-Louis University(2)	Lisle, IL	Office	$9,120	$222	$1,813	October	100%
Vacant	High Point, NC	Multi-Tenant Industrial	10,000	508	1,134	October	0%
Vacant	Fisher, IN	Multi-Tenant Office	9,000	(371)	(371)	October	0%
Vacant(3)	Pine Bluff, AR	Office	43	311	386	October	0%
Food Lion, LLC/Delhaize America, Inc.	Staunton, VA	Other	1,688	158	166	November	100%
Entergy Arkansas, Inc.	Little Rock, AR	Office	3,100	182	237	December	100%
Time Customer Service, Inc.	Tampa, FL	Office	13,700	722	1,128	December	100%
Toys "R" Us, Inc./Toys "R" Us-Delaware, Inc.(4)	Tulsa, OK	Other	1,233	3	106	December	100%
			$47,884	$1,735	$4,599

1.	Quarterly period prior to sale, excluding impairment charges, annualized.
2.	Conveyed to lender in a foreclosure sale.
3.	Property was sold subject to a lease which expired October 31, 2017.
4.	Tenant has declared bankruptcy.

Including fourth quarter disposition activity, consolidated 2017 property disposition volume totaled $241.7 million at average GAAP and cash capitalization rates of 7.5% and 7.7%, respectively.

LOAN INVESTMENTS

Lexington collected $49.1 million in full satisfaction of a loan made to a joint venture that owns a property in Katy, Texas. The joint venture satisfied the loan with proceeds from a new third-party non-recourse mortgage financing in the original principal amount of $50.0 million, which bears interest at an annual rate of 5.1% and matures in December 2022.

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Leasing Activity

During the fourth quarter of 2017, Lexington executed the following new and extended leases:

	LEASE EXTENSIONS

	Location		Primary Tenant(1)	Prior Term	Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Honolulu	HI	N/A	MTM	09/2018	1,900
1	Total office lease extensions					1,900

	Industrial
1	Statesville	NC	Geodis Logistics LLC	12/2017	12/2020	639,800
2	Franklin	TN	Essex Group, Inc.	12/2018	12/2023	289,330
2	Total industrial lease extensions					929,130

3	Total lease extensions					931,030

	NEW LEASES

	Location			Lease Expiration Date	Sq. Ft.
	Office/Multi-Tenant
1	Farmers Branch	TX	Home Point Financial Corporation	09/2025	64,788
2	Farmers Branch	TX	BBVA Dallas Creation Center, Inc.	07/2028	33,028
2	Total new office leases				97,816

2	Total new leases				97,816

5	TOTAL NEW AND EXTENDED LEASES				1,028,846

1.	Leases greater than 10,000 square feet.

As of December 31, 2017, Lexington's portfolio was 98.9% leased.

BALANCE SHEET/CAPITAL MARKETS

In the fourth quarter, Lexington obtained an aggregate of $45.4 million in non-recourse financing on an office property in Charlotte, North Carolina, consisting of a first mortgage loan and a mezzanine loan. The first mortgage loan in the original principal amount of $37.4 million has a 15-year term, bears interest at a fixed rate of 5.3% per annum and is interest only for the first 10 years. The mezzanine financing in the initial principal amount of $8.0 million has a five-year term, is interest only at a fixed rate of 5.0% per annum and may be increased to $12.0 million upon certain events.

Also, during the fourth quarter, Lexington repaid $40.0 million on its revolving credit facility and satisfied an aggregate of $18.4 million of non-recourse mortgage debt.

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2018 EARNINGS GUIDANCE

Lexington estimates that its net income attributable to common shareholders per diluted common share for the year ended December 31, 2018 will be within an expected range of $0.76 to $0.79. Lexington estimates that its Adjusted Company FFO for the year ended December 31, 2018 will be within an expected range of $0.95 to $0.98 per diluted common share. This guidance is forward looking, excludes the impact of certain items and is based on current expectations.

FOURTH QUARTER 2017 CONFERENCE CALL

Lexington will host a conference call today, Tuesday, February 27, 2018, at 8:30 a.m. Eastern Time, to discuss its results for the quarter ended December 31, 2017. Interested parties may participate in this conference call by dialing 1-844-825-9783 (U.S.), 1-412-317-5163 (International) or 1-855-669-9657 (Canada). A replay of the call will be available through May 27, 2018, at 1-877-344-7529 (U.S.), 1-412-317-0088 (International) or 1-855-669-9658 (Canada); pin code for all replay numbers is 10116720. A live webcast of the conference call will be available at www.lxp.com within the Investors section.

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ABOUT LEXINGTON REALTY TRUST

Lexington Realty Trust (NYSE: LXP) is a publicly traded real estate investment trust (REIT) that owns a diversified portfolio of real estate assets consisting primarily of equity investments in single-tenant net-leased commercial properties across the United States. Lexington seeks to expand its portfolio through build-to-suit transactions, sale-leaseback transactions and other transactions, including acquisitions. For more information, including Lexington's Quarterly Supplemental Information package, or to follow Lexington on social media, visit www.lxp.com.

Contact:

Investor or Media Inquiries for Lexington Realty Trust:

Heather Gentry, Senior Vice President of Investor Relations

Lexington Realty Trust

Phone: (212) 692-7200 E-mail: hgentry@lxp.com

This release contains certain forward-looking statements which involve known and unknown risks, uncertainties or other factors not under Lexington's control which may cause actual results, performance or achievements of Lexington to be materially different from the results, performance, or other expectations implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed under the headings “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Lexington's periodic reports filed with the Securities and Exchange Commission, including risks related to: (1) the authorization by Lexington's Board of Trustees of future dividend declarations, (2) Lexington's ability to achieve its estimates of net income attributable to common shareholders and Adjusted Company FFO for the year ending December 31, 2018, (3) the successful consummation of any lease, acquisition, build-to-suit, disposition, financing or other transaction, (4) the failure to continue to qualify as a REIT, (5) changes in general business and economic conditions, including the impact of any legislation, (6) competition, (7) increases in real estate construction costs, (8) changes in interest rates, (9) changes in accessibility of debt and equity capital markets, and (10) future impairment charges. Copies of the periodic reports Lexington has filed with the Securities and Exchange Commission are available on Lexington's web site at www.lxp.com. Forward-looking statements, which are based on certain assumptions and describe Lexington's future plans, strategies and expectations, are generally identifiable by use of the words “believes,” “expects,” “intends,” “anticipates,” “estimates,” “projects”, “may,” “plans,” “predicts,” “will,” “will likely result,” “is optimistic,” “goal,” “objective” or similar expressions. Except as required by law, Lexington undertakes no obligation to publicly release the results of any revisions to those forward-looking statements which may be made to reflect events or circumstances after the occurrence of unanticipated events. Accordingly, there is no assurance that Lexington's expectations will be realized.

References to Lexington refer to Lexington Realty Trust and its consolidated subsidiaries. All interests in properties and loans are held, and all property operating activities are conducted, through special purpose entities, which are separate and distinct legal entities that maintain separate books and records, but in some instances are consolidated for financial statement purposes and/or disregarded for income tax purposes. The assets and credit of each special purpose entity with a property subject to a mortgage loan are not available to creditors to satisfy the debt or other obligations of any other person, including any other special purpose entity or affiliate. Consolidated entities that are not property owner subsidiaries do not directly own any of the assets of a property owner subsidiary (or the general partner, member of managing member of such property owner subsidiary), but merely hold partnership, membership or beneficial interests therein which interests are subordinate to the claims of the property owner subsidiary's (or its general partner's, member's or managing member's) creditors.

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Non-GAAP Financial Measures - Definitions

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in this Quarterly Earnings Press Release and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable measures under generally accepted accounting principles (“GAAP”), reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing or financing activities or liquidity.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents relating to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investment's ability to fund cash needs.

Company Funds Available for Distribution (“FAD”): FAD is calculated by making adjustments to Adjusted Company FFO (see below) for (1) straight-line rent adjustments, (2) lease incentive amortization, (3) amortization of above/below market leases, (4) lease termination payments, net, (5) non-cash interest, net, (6) non-cash charges, net, (7) cash paid for tenant improvements, and (8) cash paid for lease costs. Although FAD may not be comparable to that of other real estate investment trusts (“REITs”), Lexington believes it provides a meaningful indication of its ability to fund cash needs. FAD is a non-GAAP financial measure and should not be viewed as an alternative measurement of operating performance to net income, as an alternative to net cash flows from operating activities or as a measure of liquidity.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity REIT. Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimated and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) divided by the acquisition/completion cost (or sale) price.

Net Operating Income (“NOI”): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited and in thousands, except share and per share data)

	Three months ended December 31,		Twelve months ended December 31,
	2017	2016	2017	2016
Gross revenues:
Rental	$93,909	$87,261	$359,832	$398,065
Tenant reimbursements	8,260	8,065	31,809	31,431
Total gross revenues	102,169	95,326	391,641	429,496
Expense applicable to revenues:
Depreciation and amortization	(45,262)	(41,361)	(173,968)	(166,048)
Property operating	(12,410)	(12,512)	(49,194)	(47,355)
General and administrative	(8,597)	(8,072)	(34,158)	(31,104)
Litigation settlement	—	—	(2,050)	—
Non-operating income	5,381	3,543	10,378	13,043
Interest and amortization expense	(20,055)	(19,459)	(77,883)	(88,032)
Debt satisfaction gains (charges), net	3,818	(157)	6,196	(975)
Impairment charges and loan losses	(1,419)	(24,332)	(44,996)	(100,236)
Gains on sales of properties	8,350	23,097	63,428	81,510
Income before provision for income taxes and equity in earnings (losses) of non-consolidated entities	31,975	16,073	89,394	90,299
Provision for income taxes	(743)	(340)	(1,917)	(1,439)
Equity in earnings (losses) of non-consolidated entities	216	1,196	(848)	7,590
Net income	31,448	16,929	86,629	96,450
Less net income attributable to noncontrolling interests	(598)	(928)	(1,046)	(826)
Net income attributable to Lexington Realty Trust shareholders	30,850	16,001	85,583	95,624
Dividends attributable to preferred shares – Series C	(1,572)	(1,572)	(6,290)	(6,290)
Allocation to participating securities	(43)	(38)	(226)	(225)
Net income attributable to common shareholders	$29,235	$14,391	$79,067	$89,109
Net income attributable to common shareholders – per common share basic	$0.12	$0.06	$0.33	$0.38
Weighted-average common shares outstanding – basic	238,131,814	235,066,967	237,758,408	233,633,058
Net income attributable to common shareholders – per common share diluted	$0.12	$0.06	$0.33	$0.37
Weighted-average common shares outstanding – diluted	241,821,194	235,204,568	241,537,837	237,679,031

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

As of December 31,

(Unaudited and in thousands, except share and per share data)

	2017	2016
Assets:
Real estate, at cost	$3,936,459	$3,533,172
Real estate - intangible assets	599,091	597,294
Investments in real estate under construction	—	106,652
	4,535,550	4,237,118
Less: accumulated depreciation and amortization	1,225,650	1,208,792
Real estate, net	3,309,900	3,028,326
Assets held for sale	2,827	23,808
Cash and cash equivalents	107,762	86,637
Restricted cash	4,394	31,142
Investment in and advances to non-consolidated entities	17,476	67,125
Deferred expenses, net	31,693	33,360
Loans receivable, net	—	94,210
Rent receivable – current	5,450	7,516
Rent receivable – deferred	52,769	31,455
Other assets	20,749	37,888
Total assets	$3,553,020	$3,441,467

Liabilities and Equity:
Liabilities:
Mortgages and notes payable, net	$689,810	$738,047
Revolving credit facility borrowings	160,000	—
Term loans payable, net	596,663	501,093
Senior notes payable, net	495,198	494,362
Trust preferred securities, net	127,196	127,096
Dividends payable	49,504	47,264
Liabilities held for sale	—	191
Accounts payable and other liabilities	38,644	59,601
Accrued interest payable	5,378	6,704
Deferred revenue - including below market leases, net	33,182	39,895
Prepaid rent	16,610	14,723
Total liabilities	2,212,185	2,028,976

Commitments and contingencies
Equity:
Preferred shares, par value $0.0001 per share; authorized 100,000,000 shares:
Series C Cumulative Convertible Preferred, liquidation preference $96,770; 1,935,400 shares issued and outstanding	94,016	94,016
Common shares, par value $0.0001 per share; authorized 400,000,000 shares, 240,689,081 and 238,037,177 shares issued and outstanding in 2017 and 2016, respectively	24	24
Additional paid-in-capital	2,818,520	2,800,736
Accumulated distributions in excess of net income	(1,589,724)	(1,500,966)
Accumulated other comprehensive income (loss)	1,065	(1,033)
Total shareholders’ equity	1,323,901	1,392,777
Noncontrolling interests	16,934	19,714
Total equity	1,340,835	1,412,491
Total liabilities and equity	$3,553,020	$3,441,467

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

EARNINGS PER SHARE

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
EARNINGS PER SHARE:

Basic:
Net income attributable to common shareholders	$29,235	$14,391	$79,067	$89,109

Weighted-average number of common shares outstanding - basic	238,131,814	235,066,967	237,758,408	233,633,058

Net income attributable to common shareholders - per common share basic	$0.12	$0.06	$0.33	$0.38

Diluted:
Net income attributable to common shareholders - basic	$29,235	$14,391	$79,067	$89,109
Impact of assumed conversions	338	—	147	(159)
Income from continuing operations attributable to common shareholders	$29,573	$14,391	$79,214	$88,950

Weighted-average common shares outstanding - basic	238,131,814	235,066,967	237,758,408	233,633,058
Effect of dilutive securities:
Share options	57,731	137,601	86,285	230,352
Operating Partnership Units	3,631,649	—	3,693,144	3,815,621
Weighted-average common shares outstanding - diluted	241,821,194	235,204,568	241,537,837	237,679,031

Net income attributable to common shareholders - per common share diluted	$0.12	$0.06	$0.33	$0.37

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LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

ADJUSTED COMPANY FUNDS FROM OPERATIONS & FUNDS AVAILABLE FOR DISTRIBUTION

(Unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2017	2016	2017	2016
FUNDS FROM OPERATIONS:
Basic and Diluted:
Net income attributable to common shareholders	$29,235	$14,391	$79,067	$89,109
Adjustments:
Depreciation and amortization	44,050	39,840	168,683	159,363
Impairment charges - real estate, including non-consolidated entities	1,419	24,332	43,214	100,236
Noncontrolling interests - OP units	339	686	147	(159)
Amortization of leasing commissions	1,212	1,520	5,285	6,684
Joint venture and noncontrolling interest adjustment	257	369	1,121	1,111
Gains on sales of properties, including non-consolidated entities	(8,350)	(23,729)	(64,880)	(87,520)
Tax on sales of properties	—	2	—	52
FFO available to common shareholders and unitholders - basic	68,162	57,411	232,637	268,876
Preferred dividends	1,572	1,572	6,290	6,290
Interest and amortization on 6.00% Convertible Notes	—	—	—	532
Amount allocated to participating securities	43	38	226	225
FFO available to all equityholders and unitholders - diluted	69,777	59,021	239,153	275,923
Litigation reserve	—	—	2,050	—
Debt satisfaction (gains) charges, net, including non-consolidated entities	(3,796)	157	(6,174)	975
Impairment loss - loan receivable	—	—	5,294	—
Unearned contingent acquisition consideration	(3,922)	—	(3,922)	—
Transaction costs	1,071	508	2,171	837
Adjusted Company FFO available to all equityholders and unitholders - diluted	63,130	59,686	238,572	277,735

FUNDS AVAILABLE FOR DISTRIBUTION:
Adjustments:
Straight-line rents	(7,232)	(2,051)	(19,784)	(37,748)
Lease incentives	513	417	1,969	1,673
Amortization of above/below market leases	364	530	1,544	2,057
Lease termination payments, net	(253)	(1,814)	(690)	(8,216)
Non-cash interest, net	1,018	(387)	2,465	(1,913)
Non-cash charges, net	2,119	2,092	8,318	8,998
Tenant improvements	(1,136)	(665)	(11,203)	(1,957)
Lease costs	(1,242)	(393)	(6,526)	(6,558)
Company Funds Available for Distribution	$57,281	$57,415	$214,665	$234,071

Per Common Share and Unit Amounts
Basic:
FFO	$0.28	$0.24	$0.96	$1.13
Diluted:
FFO	$0.28	$0.24	$0.97	$1.13
Adjusted Company FFO	$0.26	$0.24	$0.97	$1.14

Weighted-Average Common Shares
Basic:
Weighted-average common shares outstanding - basic EPS	238,131,814	235,066,967	237,758,408	233,633,058
Operating partnership units(1)	3,631,649	3,808,185	3,693,144	3,815,621
Weighted-average common shares outstanding - basic FFO	241,763,463	238,875,152	241,451,552	237,448,679

Diluted:
Weighted-average common shares outstanding - diluted EPS	241,821,194	235,204,568	241,537,837	237,679,031
Unvested share-based payment awards	713,351	674,053	666,127	549,049
6.00% Convertible Guaranteed Notes	—	—	—	1,077,626
Operating partnership units(1)	—	3,808,185	—	—
Preferred shares - Series C	4,710,570	4,710,570	4,710,570	4,710,570
Weighted-average common shares outstanding - diluted FFO	247,245,115	244,397,376	246,914,534	244,016,276

(1)	Includes OP units other than OP units held by Lexington.

13

LEXINGTON REALTY TRUST AND CONSOLIDATED SUBSIDIARIES

RECONCILIATION OF NON-GAAP MEASURES

(UNAUDITED)

2018 EARNINGS GUIDANCE

	Twelve Months Ended December 31, 2018
	Range
Estimated:
Net income attributable to common shareholders per diluted common share(1)	$0.76	$0.79
Depreciation and amortization	0.68	0.68
Impact of capital transactions	(0.49)	(0.49)
Estimated Adjusted Company FFO per diluted common share	$0.95	$0.98

(1)       Assumes all convertible securities are dilutive.

14

LEXINGTON REALTY TRUST

2017 Fourth Quarter Investment / Capital Recycling Summary

PROPERTY INVESTMENTS

	Primary Tenant	Location		Square Feet (Approx.)	Property Type	Initial Basis ($000)	Month Closed	Primary Lease Expiration
1	Caterpillar, Inc.	Lafayette	IN	309,000	Industrial	$17,450	October	09/2024
2	Undisclosed (1)	Romulus	MI	500,000	Industrial	38,893	November	08/2032
3	Lipari Foods Operating Company, LLC	Warren	MI	260,000	Industrial	46,955	November	10/2032
4	Undisclosed (1)	Winchester	VA	400,000	Industrial	36,700	December	12/2031

4	TOTAL PROPERTY INVESTMENTS (2)			1,469,000		$139,998

CAPITAL RECYCLING

	PROPERTY DISPOSITIONS
	Primary Tenant	Location		Property Type	Gross Sale Price ($000)	Annualized Net Income ($000) (3)	Annualized NOI ($000)(3)(4)	Month of Disposition	% Leased	Gross Sale Price PSF

1	National-Louis University (5)	Lisle	IL	Office	$9,120	$222	$1,813	October	100%	$91.74
2	Vacant	High Point	NC	Multi-tenant - Industrial	10,000	508	1,134	October	0%	40.84
3	Vacant	Fishers	IN	Multi-tenant - Office	9,000	(371)	(371)	October	0%	46.63
4	Vacant (6)	Pine Bluff	AR	Office	43	311	386	October	0%	1.58
5	Food Lion, LLC / Delhaize America, Inc.	Staunton	VA	Other	1,688	158	166	November	100%	73.39
6	Entergy Arkansas Inc.	Little Rock	AR	Office	3,100	182	237	December	100%	85.37
7	Time Customer Service, Inc.	Tampa	FL	Office	13,700	722	1,128	December	100%	103.02
8	Toys “R” Us, Inc. / Toys "R" Us-Delaware, Inc.(7)	Tulsa	OK	Other	1,233	3	106	December	100%	28.58
8	TOTAL PROPERTY DISPOSITIONS				$47,884	$1,735	$4,599

Footnotes

(1)	Tenant is a domestic subsidiary of an international automaker.
(2)	The above were acquired at aggregate weighted-average GAAP and cash capitalization rates of 7.2% and 6.5%, respectively. Lexington also made an initial contribution of $5.8 million for a 90% interest in a newly-formed joint venture with a developer.

(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Quarterly period prior to sale; excluding impairment charges, annualized.
(5)	Conveyed to lender in a foreclosure sale.
(6)	Property was sold subject to a lease which expired October 31, 2017.
(7)	Tenant has declared bankruptcy.

15

LEXINGTON REALTY TRUST

2017 Fourth Quarter Financing Summary

DEBT RETIRED

	Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date

	Consolidated Mortgage Debt:
1	Lisle, IL (1)	National-Louis University	Office	$9,120	6.500%	N/A
2	Orlando, FL	Zenith Education Group, Inc.	Office	9,309	5.722%	N/A
				$18,429

PROPERTY LEVEL FINANCING

	Location	Primary Tenant	Property Type	Face / Satisfaction ($000)	Fixed Rate	Maturity Date
	Consolidated Mortgage Debt:
1	Charlotte, NC	AvidXchange, Inc.	Office	$37,400	5.298%	01/2033
2	Charlotte, NC (2)	AvidXchange, Inc.	Office	8,000	5.000%	12/2022
				$45,400
	Non-Consolidated Mortgage Debt:
1	Houston, TX (3)	British Schools of America, LLC	Other	$50,000	5.130%	12/2022

CORPORATE LEVEL FINANCING

Quarterly Activity, Net ($000)
Revolving Credit Facility	$40,000 satisfaction

Footnotes:

(1)	Property conveyed to lender in a foreclosure sale.
(2)	May be increased to $12.0 million upon certain events.
(3)	$49.1 million of proceeds were used to satisfy a loan from Lexington.

16

LEXINGTON REALTY TRUST

2017 Fourth Quarter Leasing Summary

LEASE EXTENSIONS

	Tenant (Guarantor) (4)	Location		Prior Term	Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	Prior GAAP Rent Per Annum ($000)	New Cash Rent Per Annum ($000)(1)(3)	Prior Cash Rent Per Annum ($000)(3)
	Office / Multi-Tenant Office
1	N/A	Honolulu	HI	MTM	09/2018	1,900	$37	$36	$37	$36

1	Total office lease extension					1,900	$37	$36	$37	$36

	Industrial
1	Geodis Logistics LLC (Geodis America, Inc.)	Statesville	NC	12/2017	12/2020	639,800	$2,493	$1,916	$2,463	$2,154
2	Essex Group, Inc. (United Technologies Corporation)	Franklin	TN	12/2018	12/2023	289,330	735	735	735	735

2	Total industrial lease extensions					929,130	$3,228	$2,651	$3,198	$2,889
				`
3	TOTAL EXTENDED LEASES					931,030	$3,265	$2,687	$3,235	$2,925

NEW LEASES

	Tenant (Guarantor)	Location		Lease Expiration Date	Sq. Ft.	New GAAP Rent Per Annum ($000)(1)	New Cash Rent Per Annum ($000)(1)(3)
	Office/Multi-Tenant Office
1	Home Point Financial Corporation (Home Point Capital Inc.)	Farmers Branch	TX	09/2025	64,788	$908	$1,004
2	BBVA Dallas Creation Center, Inc. (BBVA Compass Bancshares, Inc.)	Farmers Branch	TX	07/2028	33,028	521	537

2	Total office new leases				97,816	$1,429	$1,541

2	TOTAL NEW LEASES				97,816	$1,429	$1,541

5	TOTAL NEW AND EXTENDED LEASES				1,028,846	$4,694	$4,776

17

LEXINGTON REALTY TRUST

2017 Fourth Quarter Leasing Summary (Continued)

LEASE NON-RENEWALS(2)

	Tenant	Location		Lease Expiration Date	Sq. Ft.	9 months 2017 GAAP Rent ($000)	9 months 2017 Cash Rent ($000)(3)
	Office
1	CRG-Richmond Tenant, LLC	Richmond	VA	12/2017	42,947	$247	$247

1	TOTAL LEASE NON-RENEWALS

Footnotes

(1)	Assumes twelve months rent from the later of 1/1/18 or lease commencement/extension, excluding free rent periods as applicable.
(2)	Excludes multi-tenant properties and non-consolidated investments.
(3)	See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(4)	Leases greater than 10,000 square feet.

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LEXINGTON REALTY TRUST

Other Revenue Data

12/31/2017

($000)

Other Revenue Data

	GAAP Rent
Asset Class	Twelve months ended
	12/31/17 (1)	12/31/17 Percentage	12/31/16 Percentage
Office	$179,939	51.8%	52.9%
Industrial	151,440	43.6%	39.7%
Other
Multi-tenant	8,513	2.5%	3.8%
Retail	3,648	1.0%	2.5%
Specialty	3,843	1.1%	1.1%
	$347,383	100.0%	100.0%

	GAAP Rent
Credit Ratings (2)	Twelve months ended
	12/31/17 (1)	12/31/17 Percentage	12/31/16 Percentage
Investment Grade	$139,336	40.1%	37.0%
Non-Investment Grade	53,825	15.5%	17.0%
Unrated	154,222	44.4%	46.0%
	$347,383	100.0%	100.0%

Weighted-Average Lease Term - Cash Basis	As of 12/31/17	As of 12/31/16
	9.1 years	8.6 years

Rent Estimates for Current Assets

Year	GAAP (3)	Cash (3)	Difference
2018	$372,105	$354,240	$(17,865)
2019	344,287	333,463	(10,824)

Footnotes

(1)	Twelve months ended 12/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2017.
(2)	Credit ratings are based upon either tenant, guarantor or parent. Generally, multi-tenant assets are included in unrated.
(3)	Amounts assume (1) lease terms for non-cancellable periods only, (2) no new or renegotiated leases are entered into after 12/31/2017, and (3) no properties are sold or acquired after 12/31/2017.

19

LEXINGTON REALTY TRUST

Other Revenue Data (Continued)

12/31/2017

($000)

Same-Store NOI (1)

	Twelve months ended December 31,
	2017	2016	2015
Total Cash Rent	$251,384	$249,954	$248,539
Tenant Reimbursements	22,134	22,811	23,930
Property Operating Expenses	(34,697)	(33,346)	(37,469)
Same-Store NOI	$238,821	$239,419	$235,000

Change in Same-Store NOI	(0.2)%	1.9%

Same-Store Percent Leased (2)	As of 12/31/17	As of 12/31/16	As of 12/31/15
	98.4%	98.7%	98.9%

Lease Escalation Data (3)

Footnotes

(1)	NOI is on a consolidated cash basis for all consolidated properties except properties acquired and sold in 2017, 2016 and 2015. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes properties acquired or sold in 2017, 2016 and 2015.
(3)	Based on twelve months consolidated cash rents for single-tenant leases (properties greater than 70% leased) owned as of December 31, 2017. Excludes parking operations and rents from prior tenants.

20

LEXINGTON REALTY TRUST

Portfolio Detail By Asset Class

12/31/2017

($000, except square footage)

Asset Class	YE 2015	YE 2016	YE 2017

Office
% of ABR (1)	49.6%	52.9%	51.8%
LTL (5)	23.2%	26.9%	30.1%
STL (6)	76.8%	73.1%	69.9%
Leased	99.6%	99.6%	99.2%
Wtd. Avg. Lease Term (2)	7.2	7.2	7.7
Mortgage Debt	$329,696	$490,948	$495,842
% Investment Grade (1)	48.0%	48.1%	52.0%
Square Feet	12,847,877	11,569,940	10,881,264

Industrial
% of ABR (1)	30.5%	39.7%	43.6%
LTL (5)	47.4%	50.8%	47.1%
STL (6)	52.6%	49.2%	52.9%
Leased	99.6%	99.9%	99.9%
Wtd. Avg. Lease Term (2)	10.1	10.4	10.6
Mortgage Debt	$292,293	$240,790	$193,529
% Investment Grade (1)	27.9%	26.2%	28.9%
Square Feet	25,693,585	27,476,653	35,396,894

Other
% of ABR (1)	19.9%	7.4%	4.6%
LTL (5)	74.7%	20.9%	26.1%
STL (6)	25.3%	79.1%	73.9%
Leased	64.7%	60.5%	81.8%
Wtd. Avg. Lease Term (2)(3)	15.3	9.5	10.1
Mortgage Debt	$269,336	$13,435	$7,697
% Investment Grade (1)	8.4%	16.0%	12.9%
Square Feet	3,728,561	4,277,704	2,335,904

Loans Receivable	$95,871	$94,210	$-
Construction in progress (4)	$103,954	$111,771	$4,219

Footnotes

(1)	Percentage of GAAP rent, excluding termination income, for consolidated properties owned as of each respective period.
(2)	Cash basis.
(3)	Cash basis adjusted to reflect NY land leases to the first purchase option date, as applicable.
(4)	Includes development classified as real estate under construction on a consolidated basis.
(5)	Long-term leases ("LTL") are defined as leases having a remaining term of ten years or longer.
(6)	Short-term leases ("STL") are defined as leases having a remaining term of less than ten years.

21

LEXINGTON REALTY TRUST

Portfolio Composition

12/31/2017

Footnotes

(1)	Based on gross book value of real estate assets and real estate under construction as of 12/31/2017; excludes held for sale assets.
(2)	Based on respective period GAAP rent, excluding termination income.

22

LEXINGTON REALTY TRUST

Components of Net Asset Value

12/31/2017

($000)

The purpose of providing the following information is to enable readers to derive their own estimates of net asset value. This information is not intended to be an asset-by-asset or enterprise valuation.

Consolidated properties twelve month net operating income (NOI) (1)
Office	$163,974
Industrial	128,253
Other
Multi-Tenant	4,033
Retail	2,215
Specialty	3,291
Total Net Operating Income	$301,766

Lexington's share of non-consolidated twelve month NOI (1)
Office	$421
Other	1,775
$2,196
Other income
Advisory fees	$1,049

In service assets not fairly valued by capitalized NOI method (1)
Wholly-owned assets less than 70% leased	$32,480
Wholly-owned assets acquired in 2017 (2)	$645,212

Add other assets:
Assets held for sale	$2,827
Construction in progress	4,219
Cash and cash equivalents	107,762
Restricted cash	4,394
Accounts receivable, net	5,450
Other assets	20,749
Total other assets	$145,401

Liabilities:
Corporate level debt (face amount)	$1,389,120
Mortgages and notes payable (face amount)	697,068
Dividends payable	49,504
Accounts payable, accrued expenses and other liabilities	60,632
Preferred stock, at liquidation value	96,770
Lexington's share of non-consolidated mortgages	20,886
Total deductions	$2,313,980

Common shares & OP units at 12/31/2017	244,318,237

Footnotes

(1)	NOI for the existing property portfolio at December 31, 2017, excludes NOI related to assets undervalued by a capitalized NOI method and assets held for sale. Assets undervalued by a capitalized NOI method are identified generally by occupancies under 70% and assets acquired in 2017. For assets in this category an NOI capitalization approach is not appropriate, and accordingly, Lexington's net book value has been used. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
(2)	Excludes Lake Jackson, TX, which is included in NOI above.

23

LEXINGTON REALTY TRUST

Top Markets

12/31/2017

	Core Based Statistical Area (2)	Percent of GAAP Rent as of 12/31/17 (1)
1	Houston-Sugar Land-Baytown, TX	10.8%
2	Dallas-Fort Worth-Arlington, TX	5.2%
3	Memphis, TN-MS-AR	4.8%
4	Kansas City, MO-KS	4.3%
5	Kennewick-Pasco-Richland, WA	3.8%
6	New York-Northern New Jersey-Long Island, NY-NJ-PA	3.6%
7	Richmond, VA	3.3%
8	Phoenix-Mesa-Scottsdale, AZ	3.2%
9	Detroit-Warren-Livonia, MI	2.9%
10	Philadelphia-Camden-Wilmington, PA-NJ-DE-MD	2.5%
11	Chicago-Naperville-Joliet, IL-IN-WI	2.4%
12	Charlotte-Concord-Gastonia, NC-SC	2.3%
13	Denver-Aurora, CO	2.3%
14	Columbus, OH	2.1%
15	Las Vegas-Paradise, NV	2.0%
16	San Jose-Sunnyvale-Santa Clara, CA	1.9%
17	Jackson, MS	1.8%
18	Atlanta-Sandy Springs-Marietta, GA	1.8%
19	Washington-Arlington-Alexandria, DC-VA-MD-WV	1.4%
20	Nashville-Davidson—Murfreesboro—Franklin, TN	1.4%
	Total Top Markets (3)	63.7%

Footnotes

(1)	Twelve months ended 12/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.
(3)	Total shown may differ from detailed amounts due to rounding.

24

LEXINGTON REALTY TRUST

Single-Tenant Office Markets (1)(2)

12/31/2017

Footnotes

(1)	Twelve months ended 12/31/2017 GAAP rent, excluding termination income, recognized for consolidated single-tenant office properties owned as of 12/31/2017.
(2)	A Core Based Statistical Area is the official term for a functional region based around an urban center of at least 10,000 people, based on standards published by the Office of Management and Budget (OMB) in 2000. These standards are used to replace the definitions of metropolitan areas that were defined in 1990.

25

LEXINGTON REALTY TRUST

Tenant Industry Diversification (1)

12/31/2017

Footnotes

(1)	Twelve months ended 12/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2017.

26

LEXINGTON REALTY TRUST

Top 10 Tenants or Guarantors

12/31/2017

Top 10 Tenants or Guarantors - GAAP Basis

Tenants or Guarantors	Number of Leases	Sq. Ft. Leased	Sq. Ft. Leased as a Percent of Consolidated Portfolio (2)	GAAP Rent as of 12/31/2017 ($000) (1)	Percent of GAAP Rent as of 12/31/2017 ($000) (1) (2)
The Dow Chemical Company	1	664,100	1.4%	$14,619	4.2%
Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	1	456,412	0.9%	13,133	3.8%
FedEx Corporation / Federal Express Corporation	2	661,616	1.4%	12,148	3.5%
Nissan North America, Inc.	3	3,196,049	6.6%	11,338	3.3%
Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	7	2,053,359	4.2%	9,941	2.9%
United States of America	3	398,214	0.8%	9,628	2.8%
Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	2	476,123	1.0%	7,889	2.3%
McGuireWoods LLP	1	224,537	0.5%	7,184	2.1%
Morgan, Lewis & Bockius LLP	1	289,432	0.6%	6,894	2.0%
Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	1	132,449	0.3%	6,773	1.9%
	22	8,552,291	17.6%	$99,547	28.7%

Footnotes

(1)	Twelve months ended 12/31/2017 GAAP rent, excluding termination income, recognized for consolidated properties owned as of 12/31/2017.
(2)	Total shown may differ from detailed amounts due to rounding.

27

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Single-Tenant Properties GAAP Basis

12/31/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 12/31/2017	Percent of GAAP Rent as of 12/31/2017	Percent of GAAP Rent as of 12/31/2016
2018	17	$14,698	4.4%	7.7%
2019	17	29,263	8.7%	9.5%
2020	13	18,888	5.6%	7.1%
2021	11	21,417	6.4%	6.7%
2022	6	12,607	3.8%	3.1%
2023	10	13,829	4.1%	4.0%
2024	13	19,642	5.8%	4.9%
2025	17	30,658	9.1%	10.0%
2026	12	17,101	5.1%	4.8%
2027	17	28,660	8.5%	7.6%
Thereafter	45	129,307	38.5%	30.1%

Total (1)	178	$336,070	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include multi-tenant properties, parking operations and lease termination income.

28

LEXINGTON REALTY TRUST

Lease Rollover Schedule - Consolidated Properties GAAP Basis

12/31/2017

($000)

Year	Number of Leases Expiring	GAAP Rent as of 12/31/2017	Percent of GAAP Rent as of 12/31/2017
2018	52	$16,765	4.9%
2019	25	30,844	9.0%
2020	18	19,030	5.5%
2021	17	24,476	7.1%
2022	6	12,607	3.7%
2023	10	13,829	4.0%
2024	15	19,843	5.8%
2025	19	31,068	9.0%
2026	12	17,101	5.0%
2027	17	28,660	8.3%
Thereafter	47	129,637	37.7%

Total (1)	238	$343,860	100.0%

Footnotes

(1)	Total shown may differ from detailed amounts due to rounding and does not include parking operations and lease termination income.

29

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2018	5/31/2018	8900 Freeport Pkwy.	Irving	TX	—	Pacific Union Financial, LLC.	43,396	784	911	-	-
	6/30/2018	100 Barnes Rd.	Wallingford	CT	—	3M Company	44,400	507	528	-	-
	8/31/2018	3500 North Loop Rd.	McDonough	GA	—	Litton Loan Servicing LP	62,218	995	1,374	-	-
	9/30/2018	1701 Market St.	Philadelphia	PA	—	CBC Restaurant Corp.	8,070	211	224	-	-
	10/31/2018	3943 Denny Ave.	Pascagoula	MS	—	Huntington Ingalls Incorporated	94,841	593	593	-	-
	12/22/2018	5200 Metcalf Ave.	Overland Park	KS	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	320,198	5,406	5,374	32,828	05/2019
2019	1/31/2019	2999 Southwest 6th St.	Redmond	OR	—	VoiceStream PCS I, LLC / T-Mobile West Corporation (T-Mobile USA, Inc.)	77,484	1,469	1,783	-	-
		820 Gears Rd.	Houston	TX	—	Ricoh USA, Inc.	78,895	1,154	1,141	-	-
	2/28/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	DMC Insurance Inc.	3,764	70	70	-	-
	4/1/2019	9201 Stateline Rd.	Kansas City	MO	—	Swiss Re America Holding Corporation / Westport Insurance Corporation / Swiss Re Management (US) Corporation	155,925	2,483	2,483	15,618	05/2019
	6/19/2019	3965 Airways Blvd.	Memphis	TN	—	Federal Express Corporation	521,286	7,013	7,059	-	-
	6/30/2019	3265 East Goldstone Dr.	Meridian	ID	—	VoiceStream PCS Holding, LLC / T-Mobile PCS Holdings, LLC (T-Mobile USA, Inc.)	77,484	1,105	1,466	8,428	08/2019
	7/15/2019	19019 North 59th Ave.	Glendale	AZ	—	Honeywell International Inc.	252,300	1,902	1,954	-	-
	7/31/2019	500 Jackson St.	Columbus	IN	—	Cummins Inc.	390,100	4,540	4,762	11,842	07/2019
	10/31/2019	10475 Crosspoint Blvd.	Indianapolis	IN	—	John Wiley & Sons, Inc.	123,416	2,268	2,319	-	-
		9601 Renner Blvd.	Lenexa	KS	—	VoiceStream PCS II Corporation (T-Mobile USA, Inc.)	77,484	1,142	1,492	8,631	12/2019
2020	2/14/2020	5600 Broken Sound Blvd.	Boca Raton	FL	—	Canon Solutions America, Inc. (Oce - USA Holding, Inc.)	143,290	2,244	2,500	19,088	02/2020
	5/31/2020	2401 Cherahala Blvd.	Knoxville	TN	—	AdvancePCS, Inc. / CaremarkPCS, L.L.C.	59,748	773	771	-	-
	6/30/2020	3711 San Gabriel	Mission	TX	—	VoiceStream PCS II Corporation / T-Mobile West Corporation	75,016	989	973	-	-
	7/31/2020	13775 McLearen Rd.	Herndon	VA	12	Orange Business Services U.S., Inc. (Equant N.V.)	132,617	1,676	1,820	-	-
	8/31/2020	133 First Park Dr.	Oakland	ME	—	Omnipoint Holdings, Inc. (T-Mobile USA, Inc.)	78,610	1,147	1,482	8,370	10/2020
	9/30/2020	9200 South Park Center Loop	Orlando	FL	—	Zenith Education Group, Inc. (ECMC Group, Inc.)	59,927	1,136	1,173	-	-
2021	1/31/2021	1701 Market St.	Philadelphia	PA	—	Morgan, Lewis & Bockius LLP	289,432	4,298	4,432	-	-
	3/31/2021	1701 Market St.	Philadelphia	PA	—	Car-Tel Communications, Inc.	1,220	61	61	-	-
	6/30/2021	1415 Wyckoff Rd.	Wall	NJ	—	New Jersey Natural Gas Company	157,511	3,774	3,774	11,924	01/2021
		2050 Roanoke Rd.	Westlake	TX	—	Charles Schwab & Co., Inc.	130,199	1,647	1,677	-	-
	11/30/2021	29 South Jefferson Rd.	Whippany	NJ	—	CAE SimuFlite, Inc. (CAE INC.)	123,734	2,327	2,571	12,704	11/2021
	12/31/2021	2800 Waterford Lake Dr.	Midlothian	VA	—	Alstom Power, Inc.	99,057	2,184	2,306	-	-
2022	5/30/2022	13651 McLearen Rd.	Herndon	VA	—	United States of America	159,644	3,246	3,437	-	-
	6/30/2022	8555 South River Pkwy.	Tempe	AZ	—	Versum Materials US, LLC	95,133	1,750	1,674	-	-
	7/31/2022	1440 E 15th St.	Tucson	AZ	—	CoxCom, LLC	28,591	561	561	-	-
	10/31/2022	4455 American Way	Baton Rouge	LA	—	New Cingular Wireless PCS, LLC	70,100	1,087	1,104	-	-
	12/31/2022	231 N. Martingale Rd.	Schaumburg	IL	—	CEC Educational Services, LLC (Career Education Corporation)	317,198	4,621	4,485	-	-
2023	2/28/2023	1315 West Century Dr.	Louisville	CO	—	Rogue Wave Software, Inc.	20,000	347	294	-	-
	3/31/2023	8900 Freeport Pkwy.	Irving	TX	—	Nissan Motor Acceptance Corporation (Nissan North America, Inc.)	225,049	3,425	3,713	-	-
	6/30/2023	420 Riverport Rd.	Kingsport	TN	—	Kingsport Power Company	42,770	128	310	-	-
	8/31/2023	400 Butler Farm Rd.	Hampton	VA	7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) / Wisconsin Physicians Service Insurance Corp.	100,632	1,006	1,037	-	-
	12/14/2023	3333 Coyote Hill Rd.	Palo Alto	CA	—	Xerox Corporation	202,000	6,642	7,070	37,846	12/2023

30

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
2024	2/14/2024	1362 Celebration Blvd.	Florence	SC	—	MED3000, Inc.	32,000	573	565	-	-
	5/31/2024	3476 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,083	1,950	1,877	-	-
		3480 Stateview Blvd.	Fort Mill	SC	—	Wells Fargo Bank, N.A.	169,218	2,026	1,878	-	-
	8/31/2024	10475 Crosspoint Blvd.	Indianapolis	IN	—	RGN-Indianapolis I, LLC (HQ Global Workplaces LLC)	14,236	302	302	-	-
	10/31/2024	1409 Centerpoint Blvd.	Knoxville	TN	—	Alstom Power, Inc.	84,404	1,255	1,199	-	-
	11/30/2024	6200 Northwest Pkwy.	San Antonio	TX	—	United HealthCare Services, Inc.	142,500	1,957	1,877	-	-
	12/31/2024	12000 & 12025 Tech Center Dr.	Livonia	MI	19	Kelsey-Hayes Company (ZF Friedrichshafen AG)	180,230	1,691	1,638	-	-
2025	1/31/2025	1401 Nolan Ryan Expy.	Arlington	TX	—	Triumph Aerostructures, LLC (Triumph Group, Inc.)	111,409	1,637	1,742	-	-
	2/28/2025	6555 Sierra Dr.	Irving	TX	—	TXU Energy Retail Company, LLC (Texas Competitive Electric Holdings Company, LLC)	247,254	2,804	3,076	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	Cyient, Inc. (Infotech Enterprise Limited)	13,590	203	210	-	-
	3/14/2025	601 & 701 Experian Pkwy.	Allen	TX	—	Experian Information Solutions, Inc. / TRW, Inc.(Experian Holdings, Inc.)	292,700	2,966	3,073	-	-
	5/31/2025	1701 Market St.	Philadelphia	PA	—	TruMark Financial Credit Union	2,641	247	247	-	-
	6/30/2025	2500 Patrick Henry Pkwy.	McDonough	GA	—	Georgia Power Company	111,911	1,422	1,358	-	-
	9/30/2025	10001 Richmond Ave.	Houston	TX	—	Schlumberger Holdings Corp.	554,385	6,038	5,465	-	-
	11/30/2025	11707 Miracle Hills Dr.	Omaha	NE	—	Wipro Data Center and Cloud Services, Inc. (Infocrossing, Inc.)	85,200	1,167	1,166	-	-
	12/31/2025	4001 International Pkwy.	Carrollton	TX	—	Motel 6 Operating, LP	138,443	2,226	2,194	-	-
2026	3/31/2026	500 Olde Worthington Rd.	Westerville	OH	—	InVentiv Communications, Inc.	97,000	1,109	1,147	-	-
	4/30/2026	800 East Canal St.	Richmond	VA	—	Richmond Belly Ventures, LLC (David Duke, Lauren Duke, Terrence Kee, Cara Kee and John Bokel)	2,568	77	77	-	-
	11/30/2026	500 Kinetic Dr.	Huntington	WV	—	AMZN WVCS LLC (Amazon.com, Inc.)	68,693	1,268	1,113	-	-
	12/29/2026	5500 New Albany Rd.	Columbus	OH	—	Evans, Mechwart, Hambleton & Tilton, Inc.	104,807	1,737	1,678	-	-
2027	1/31/2027	1701 Market St.	Philadelphia	PA	—	Drybar Holdings LLC	1,975	138	103	-	-
	2/28/2027	800 East Canal St.	Richmond	VA	—	Pacific Summit Energy LLC (Sumitomo Corporation of Americas)	8,503	93	93	-	-
	4/30/2027	1315 West Century Dr.	Louisville	CO	—	Global Healthcare Exchange, Inc. (GHX Ultimate Parent Corporation)	86,877	1,289	1,221	-	-
	6/30/2027	3902 Gene Field Rd.	St. Joseph	MO	—	Boehringer Ingelheim Vetmedica, Inc. (Boehringer Ingelheim USA Corporation)	98,849	1,993	1,880	-	-
	7/6/2027	2221 Schrock Rd.	Columbus	OH	—	MS Consultants, Inc.	42,290	640	612	-	-
	8/7/2027	25 Lakeview Dr.	Jessup	PA	—	TMG Health, Inc.	150,000	2,501	2,084	-	-
	10/31/2027	11201 Renner Blvd.	Lenexa	KS	—	United States of America	169,585	4,883	4,424	33,212	11/2027
	11/30/2027	1700 Millrace Dr.	Eugene	OR	10	Oregon Research Institute / Educational Policy Improvement Center	80,011	2,093	1,784	-	-
2028	4/30/2028	9655 Maroon Cir.	Englewood	CO	—	TriZetto Corporation	166,912	3,844	3,655	-	-
2029	1/31/2029	6226 West Sahara Ave.	Las Vegas	NV	—	Nevada Power Company	282,000	4,253	3,089	-	-
	3/31/2029	2800 High Meadow Cir.	Auburn Hills	MI	—	Faurecia USA Holdings, Inc.	278,000	3,547	3,220	-	-
	12/31/2029	333 Mt. Hope Ave.	Rockaway	NJ	—	Atlantic Health System, Inc.	92,326	1,219	1,316	-	-
2030	8/31/2030	800 East Canal St.	Richmond	VA	—	McGuireWoods LLP	224,537	7,184	6,702	57,500	02/2031
	9/30/2030	800 East Canal St.	Richmond	VA	—	CCA Industries, Inc. (The Riverstone Group, LLC),	25,707	693	657	-	-
2031	1/10/2031	810 Gears Rd.	Houston	TX	—	United States of America	68,985	1,499	1,425	-	-
	3/1/2031	800 East Canal St.	Richmond	VA	—	Towne Bank	26,047	755	655	-	-
2032	4/30/2032	1210 AvidXchange Ln.	Charlotte	NC	—	AvidXchange, Inc.	201,450	4,017	3,484	45,400	12/2022 & 01/2033
	10/31/2032	143 Diamond Ave.	Parachute	CO	—	Encana Oil and Gas (USA) Inc. / Caerus Piceance LLC (Alenco Inc.)	49,024	1,284	1,094	-	-
	12/31/2032	3030 North 3rd St.	Phoenix	AZ	—	CopperPoint Mutual Insurance Company	252,400	5,056	4,261	-	-
2033	3/31/2033	9201 East Dry Creek Rd.	Centennial	CO	—	Arrow Electronics, Inc.	128,500	2,451	2,144	-	-
	11/30/2033	1331 Capitol Ave.	Omaha	NE	—	The Gavilon Group, LLC	127,810	3,311	2,945	-	-
2036	10/31/2036	270 Abner Jackson Pkwy.	Lake Jackson	TX	—	The Dow Chemical Company	664,100	14,619	12,170	192,451	10/2036
2088	8/8/2088	800 East Canal St.	Richmond	VA	—	The City of Richmond, Virginia	-	411	411	-	-
N/A	N/A	1701 Market St.	Philadelphia	PA	—	Parking Operations	-	2,596	2,596	-	-

31

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
OFFICE PROPERTIES
N/A	Vacancy	800 East Canal St.	Richmond	VA	5, 11	(Available for Lease)	42,947	204	204	-	-
		1701 Market St.	Philadelphia	PA	—	(Available for Lease)	699	-	-	-	-
		810 Gears Rd.	Houston	TX	—	(Available for Lease)	9,910	-	-	-	-
		1401 Nolan Ryan Expy.	Arlington	TX	—	(Available for Lease)	36,809	-	-	-	-
OFFICE TOTAL/WEIGHTED AVERAGE						99.2% Leased	10,881,264	$179,939	$174,869	$495,842

32

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2018	9/30/2018	50 Tyger River Dr.	Duncan	SC	—	Plastic Omnium Auto Exteriors, LLC	221,833	1,025	1,025	-	-
	12/31/2018	1133 Poplar Creek Rd.	Henderson	NC	—	Staples, Inc.	196,946	865	886	-	-
		2935 Van Vactor Dr.	Plymouth	IN	—	Bay Valley Foods, LLC	300,500	841	841	-	-
		749 Southrock Dr.	Rockford	IL	—	Jacobson Warehouse Company, Inc. (Jacobson Distribution Company and Jacobson Transportation Company, Inc.)	150,000	471	533	-	-
2019	10/17/2019	10345 Philipp Pkwy.	Streetsboro	OH	—	L'Oreal USA S/D, Inc. (L’Oreal USA, Inc.)	649,250	2,611	2,817	16,931	09/2019
	12/31/2019	191 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	250,410	564	564	-	-
		200 Arrowhead Dr.	Hebron	OH	—	Owens Corning Insulating Systems, LLC	400,522	903	903	-	-
		2415 US Hwy. 78 East	Moody	AL	—	Michelin North America, Inc.	595,346	1,408	1,422	-	-
		3686 South Central Ave.	Rockford	IL	—	Pierce Packaging Co.	93,000	312	312	-	-
2020	1/31/2020	101 Michelin Dr.	Laurens	SC	—	Michelin North America, Inc.	1,164,000	3,438	3,438	-	-
	5/31/2020	359 Gateway Dr.	Lavonia	GA	—	TI Group Automotive Systems, LLC (TI Automotive Ltd.)	133,221	952	1,200	7,010	12/2020
	6/30/2020	1650-1654 Williams Rd.	Columbus	OH	—	ODW Logistics, Inc. (Nessent Ltd. And Dist-Trans Co, LLC)	772,450	1,342	1,347	-	-
		3102 Queen Palm Dr.	Tampa	FL	—	Time Mailing Services LLC (Time Inc.)	229,605	1,234	1,325	-	-
	9/30/2020	3350 Miac Cove Rd.	Memphis	TN	—	Mimeo.com, Inc.	107,400	414	443	-	-
	12/19/2020	1901 Ragu Dr.	Owensboro	KY	6	Unilever Supply Chain, Inc. (Unilever United States, Inc.)	443,380	1,493	1,288	-	-
	12/31/2020	2203 Sherrill Dr.	Statesville	NC	—	Geodis Logistics LLC (Geodis America, Inc.)	639,800	2,050	1,683	-	-
2021	3/31/2021	2455 Premier Row	Orlando	FL	—	Walgreen Co. / Walgreen Eastern Co.	205,016	786	508	-	-
	5/31/2021	291 Park Center Dr.	Winchester	VA	—	Kraft Heinz Foods Company	344,700	1,422	1,382	-	-
	9/30/2021	3820 Micro Dr.	Millington	TN	—	Ingram Micro L.P. (Ingram Micro Inc.)	701,819	1,812	1,874	-	-
	10/25/2021	6938 Elm Valley Dr.	Kalamazoo	MI	—	Dana Commercial Vehicle Products, LLC (Dana Holding Corporation and Dana Limited)	150,945	1,747	2,027	-	-
	11/30/2021	2880 Kenny Biggs Rd.	Lumberton	NC	—	Quickie Manufacturing Corporation	423,280	1,359	1,419	-	-
2022	3/31/2022	5417 Campus Dr.	Shreveport	LA	—	The Tire Rack, Inc.	257,849	1,342	1,371	-	-
2023	2/28/2023	7670 Hacks Cross Rd.	Olive Branch	MS	—	MAHLE Aftermarket Inc. (MAHLE Industries, Incorporated)	268,104	906	880	-	-
	12/31/2023	120 Southeast Pkwy. Dr.	Franklin	TN	—	Essex Group, Inc. (United Technologies Corporation)	289,330	736	736	-	-
		1601 Pratt Ave.	Marshall	MI	—	Autocam Corporation (NN Inc.)	58,707	310	310	-	-
2024	1/31/2024	1285 W. State Road 32	Lebanon	IN	—	Continental Tire the Americas, LLC	741,880	1,996	1,039	-	-
	3/31/2024	1520 Lauderdale Memorial Hwy.	Cleveland	TN	—	General Electric Company	851,370	1,636	1,649	-	-
	4/30/2024	113 Wells St.	North Berwick	ME	—	United Technologies Corporation	993,685	1,798	1,962	1,992	04/2019
	5/31/2024	901 East Bingen Point Way	Bingen	WA	—	The Boeing Company	124,539	2,636	2,576	-	-
	9/30/2024	1621 Veterans Memorial Pkwy. E	Lafayette	IN	—	Caterpillar Inc.	309,400	291	288	-	-
	10/31/2024	43955 Plymouth Oaks Blvd.	Plymouth	MI	—	Tower Automotive Operations USA I, LLC / Tower Automotive Products Inc. (Tower Automotive, Inc.)	311,612	1,531	1,459	-	-
2025	6/30/2025	10000 Business Blvd.	Dry Ridge	KY	—	Dana Light Axle Products, LLC (Dana Holding Corporation and Dana Limited)	336,350	1,346	1,346	-	-
		301 Bill Bryan Rd.	Hopkinsville	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	424,904	1,687	1,687	-	-
		4010 Airpark Dr.	Owensboro	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	211,598	1,208	1,208	-	-
		730 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	167,770	537	537	-	-
		750 North Black Branch Rd.	Elizabethtown	KY	—	Metalsa Structural Products, Inc. / Dana Structural Products, LLC (Dana Holding Corporation and Dana Limited)	539,592	2,838	2,838	-	-
	7/14/2025	590 Ecology Ln.	Chester	SC	—	Boral Stone Products LLC (Boral Limited)	420,597	1,721	2,314	7,271	08/2025
	7/31/2025	7005 Cochran Rd.	Glenwillow	OH	—	Royal Appliance Mfg. Co.	458,000	2,061	2,101	-	-
	12/31/2025	1700 47th Ave North	Minneapolis	MN	—	Owens Corning Roofing and Asphalt, LLC	18,620	550	550	-	-
2026	3/30/2026	121 Technology Dr.	Durham	NH	15	Heidelberg Americas, Inc. (Heidelberger Druckmaschinen AG) / Goss International Americas, Inc. (Goss International Corporation)	500,500	2,537	2,479	-	-
	3/31/2026	633 Garrett Pkwy.	Lewisburg	TN	—	Calsonic Kansei North America, Inc.	310,000	1,293	1,200	-	-
	6/30/2026	351 Chamber Dr.	Chillicothe	OH	—	The Kitchen Collection, LLC	475,218	1,159	1,118	-	-
	9/30/2026	900 Industrial Blvd.	Crossville	TN	—	Dana Commercial Vehicle Products, LLC	222,200	578	578	-	-
		3931 Lakeview Corporate Dr.	Edwardsville	IL	—	AMAZON.COM.DEDC, LLC (Amazon.com, Inc.)	769,500	2,687	2,512	-	-
	10/31/2026	5001 Greenwood Rd.	Shreveport	LA	—	Libbey Glass Inc. (Libbey Inc.)	646,000	2,165	2,170	-	-
	11/30/2026	250 Rittenhouse Cir.	Bristol	PA	—	Northtec LLC (The Estée Lauder Companies Inc.)	241,977	1,146	1,136	-	-
		736 Addison Rd.	Erwin	NY	—	Corning Property Management Corporation	408,000	1,345	1,352	6,991	10/2018

33

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq. Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
INDUSTRIAL PROPERTIES
2027	1/31/2027	27200 West 157th St.	New Century	KS	—	Amazon.com.ksdc, LLC (Amazon.com, Inc.)	446,500	1,053	893	-	-
	2/28/2027	3456 Meyers Ave.	Memphis	TN	—	Sears, Roebuck and Co. / Sears Logistics Services	780,000	1,676	1,592	-	-
		554 Nissan Pkwy.	Canton	MS	—	Nissan North America, Inc.	1,466,000	6,200	5,860	-	-
	4/30/2027	16407 Applewhite Rd.	San Antonio	TX	18	International Heating, Air-Conditioning and Refrigeration Solutions Company	849,275	1,514	1,380	-	-
		200 Sam Griffin Rd.	Smyrna	TN	—	Nissan North America, Inc.	1,505,000	1,713	1,619	-	-
	6/30/2027	1501 Nolan Ryan Expy.	Arlington	TX	—	Arrow Electronics, Inc.	74,739	406	215	-	-
	9/30/2027	1550 Hwy 302	Byhalia	MS	—	McCormick & Company, Inc.	615,600	625	430	-	-
	10/31/2027	201 James Lawrence Rd.	Jackson	TN	—	Kellogg Sales Company (Kellogg Company)	1,062,055	1,030	958	-	-
	12/31/2027	10590 Hamilton Ave.	Cincinnati	OH	—	The Hillman Group, Inc.	264,598	813	781	-	-
2028	1/31/2028	490 Westridge Pkwy.	McDonough	GA	17	Georgia-Pacific Consumer Products LP (Georgia-Pacific LLC)	1,121,120	1,556	1,133	-	-
	3/31/2028	29-01-Borden Ave./29-10 Hunters Point Ave.	Long Island City	NY	—	FedEx Ground Package System, Inc. (FedEx Corporation)	140,330	5,135	4,770	43,334	03/2028
	8/31/2028	1420 Greenwood Rd.	McDonough	GA	—	United States Cold Storage, Inc.	296,972	2,170	2,117	-	-
	9/30/2028	904 Industrial Rd.	Marshall	MI	—	Tenneco Automotive Operating Company, Inc. (Tenneco, Inc.)	246,508	675	841	-	-
2029	11/24/2029	318 Pappy Dunn Blvd.	Anniston	AL	—	International Automotive Components Group North America, Inc.	276,782	1,739	1,622	-	-
2030	3/31/2030	549 Wingo Rd.	Byhalia	MS	—	Asics America Corporation (Asics Corporation)	855,878	4,388	4,014	-	-
	5/31/2030	3301 Stagecoach Rd. NE	Thomson	GA	—	Hollander Sleep Products, LLC (Hollander Home Fashions Holdings)	208,000	929	856	-	-
2031	10/31/2031	1020 W. Airport Rd.	Romeoville	IL	—	ARYZTA LLC (ARYZTA AG)	188,166	3,552	3,313	-	-
	12/18/2031	80 Tyson Dr.	Winchester	VA	16	Undisclosed	400,400	70	61	-	-
2032	4/30/2032	13930 Pike Rd.	Missouri City	TX	—	Vulcan Construction Materials, LP (Vulcan Materials Company)	-	2,123	1,917	-	-
	8/24/2032	16950 Pine Dr.	Romulus	MI	16	Undisclosed	500,023	378	352	-	-
	10/31/2032	27255 SW 95th Ave.	Wilsonville	OR	—	Pacific Foods of Oregon, Inc. d/b/a Pacific Natural Foods	508,277	3,120	2,578	-	-
		26700 Bunert Road	Warren	MI	—	Lipari Foods Operating Company, LLC	260,243	572	505	-	-
2034	9/30/2034	5625 North Sloan Ln.	North Las Vegas	NV	—	Nicholas and Co., Inc.	180,235	2,557	2,238	-	-
	10/31/2034	1001 Innovation Rd.	Rantoul	IL	—	Bell Sports, Inc. (Vista Outdoor Inc.)	813,126	4,195	3,628	-	-
2035	3/31/2035	13863 Industrial Rd.	Houston	TX	—	Curtis Kelly, Inc. (Spitzer Industries, Inc.)	187,800	2,434	2,075	-	-
		7007 F.M. 362 Rd.	Brookshire	TX	—	Orizon Industries, Inc. (Spitzer Industries, Inc.)	262,095	1,910	1,628	-	-
	6/30/2035	111 West Oakview Pkwy.	Oak Creek	WI	—	Stella & Chewy's LLC	164,007	2,098	1,865	-	-
	8/31/2035	2800 Polar Way	Richland	WA	9	Preferred Freezer Services of Richland, LLC (Preferred Freezer Services, LLC & Preferred Freezer Services Operating, LLC)	456,412	13,133	11,081	110,000	01/2026
	10/22/2035	2860 Clark St.	Detroit	MI	16	Undisclosed	189,960	2,203	2,204	-	-
2036	5/31/2036	671 Washburn Switch Rd.	Shelby	NC	—	Clearwater Paper Corporation	673,425	2,734	2,390	-	-
	6/30/2036	100 Ryobi Drive	Anderson	SC	—	One World Technologies, Inc. (Techtronic Industries Co. Ltd.)	1,327,022	4,446	3,697	-	-
2037	3/31/2037	4005 E I-30	Grand Prairie	TX	—	O'Neal Metals (Texas), L.P. (O'Neal Industries, Inc.)	215,000	988	812	-	-
2038	3/31/2038	13901/14035 Industrial Rd.	Houston	TX	—	Industrial Terminals Management, L.L.C. (Maritime Holdings (Delaware) LLC)	132,449	6,773	5,694	-	-
2042	5/31/2042	4801 North Park Dr.	Opelika	AL	—	Golden State Foods Corp. (Golden State Enterprises, Inc.)	165,493	1,443	1,739	-	-
N/A	Vacancy	3350 Miac Cove Rd.	Memphis	TN	—	(Available for Lease)	32,679	-	-	-	-
INDUSTRIAL TOTAL/WEIGHTED AVERAGE						99.9% Leased	35,396,894	$151,440	$141,491	$193,529

34

LEXINGTON REALTY TRUST

Property Leases and Vacancies - Consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft. Leased or Available (1)	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity
OTHER PROPERTIES
Retail
2018	2/26/2018	4831 Whipple Ave., NW	Canton	OH	13	Best Buy Co., Inc.	46,350	465	465	-	-
	9/30/2018	835 Julian Ave.	Thomasville	NC	—	Mighty Dollar, LLC	23,767	82	82	-	-
	12/31/2018	1150 West Carl Sandburg Dr.	Galesburg	IL	—	Kmart Stores of Illinois LLC / Kmart Corporation	94,970	318	225	105	07/2018
		12080 Carmel Mountain Rd.	San Diego	CA	—	Sears, Roebuck and Co / Kmart Corporation	107,210	751	256	119	07/2018
		21082 Pioneer Plaza Dr.	Watertown	NY	—	Kmart Corporation	120,727	482	378	176	07/2018
		255 Northgate Dr.	Manteca	CA	—	Kmart Corporation	107,489	555	402	187	07/2018
		97 Seneca Trail	Fairlea	WV	—	Kmart Corporation	90,933	347	265	123	07/2018
2019	3/31/2019	B.E.C. 45th St./Lee Blvd.	Lawton	OK	—	Associated Wholesale Grocers, Inc. / Safeway, Inc.	30,757	189	185	-	-
	6/30/2019	1600 East 23rd St.	Chattanooga	TN	—	BI-LO, LLC / K-VA-T Food Stores, Inc.	42,130	130	130	-	-
2023	2/28/2023	733 East Main St.	Jefferson	NC	—	Food Lion, LLC / Delhaize America, Inc.	34,555	156	160	-	-
	7/1/2023	1053 Mineral Springs Rd.	Paris	TN	—	The Kroger Co.	31,170	173	159	-	-
Specialty										-	-
2029	1/31/2029	175 Holt Garrison Pkwy.	Danville	VA	—	Home Depot USA, Inc.	-	216	260	-	-
2043	2/28/2043	1237 W. Sherman Ave.	Vineland	NJ	—	HealthSouth Rehabilitation Hospital of South Jersey, LLC (HealthSouth Corporation)	39,287	1,150	1,150	-	-
2048	12/31/2048	30 Light St.	Baltimore	MD	—	30 Charm City, LLC	-	299	299	-	-
2055	1/31/2055	499 Derbyshire Dr.	Venice	FL	—	Littlestone Brotherhood LLC (Ralph Little)	31,180	1,908	1,313	-	-
2112	8/31/2112	201-215 N. Charles St.	Baltimore	MD	—	201 NC Leasehold LLC	-	270	270	-	-
Multi-tenant (4)(8)(14)										-	-
	Various	11511 Luna Rd.	Farmers Branch	TX	4 (97%)	International Business Machines Corporation	181,072	1,104	1,059	-	-
	Various	1311 Broadfield Blvd.	Houston	TX	4 (35%), 11	Saipem America, Inc. (Saipem S.p.A.)	155,407	810	485	-	-
	Various	13430 North Black Canyon Fwy.	Phoenix	AZ	4 (92%)	Multi-Tenant	138,940	2,328	2,493	-	-
	Various	1460 Tobias Gadson Blvd.	Charleston	SC	4 (41%)	Vallen Distribution, Inc.	50,076	384	384	6,987	02/2021
	Various	2210 Enterprise Dr.	Florence	SC	4 (21%)	Caliber Funding, LLC	176,557	691	761	-	-
	Various	5104 North Franklin Rd.	Lawrence	IN	4 (0%)	Available for lease	35,786	-	-	-	-
	Various	6050 Dana Way	Antioch	TN	4 (97%)	Multi-Tenant	674,528	2,300	2,255	-	-
	Various	832 N. Westover Blvd .	Albany	GA	4 (0%), 11	Available for lease	45,554	200	403	-	-
	Various	King St./1042 Fort St. Mall	Honolulu	HI	4 (48%)	Multi-Tenant	77,459	696	696	-	-
OTHER TOTAL/WEIGHTED AVERAGE						81.8% Leased	2,335,904	$16,004	$14,535	$7,697

TOTAL CONSOLIDATED PORTFOLIO/WEIGHTED AVERAGE						98.9% Leased	48,614,062	$347,383	$330,895	$697,068

Footnotes

1	Square footage leased or available.
2	Twelve months ended 12/31/2017 cash rent. See definitions of non-GAAP measures and reconciliations to applicable GAAP measures in this document.
3	Twelve months ended 12/31/2017 GAAP rent, excluding termination income.
4	Percent represents % leased as of 12/31/2017.
5	Part of Richmond, Virginia property, which is primarily leased to McGuireWoods LLP.
6	Lexington has a 71.1% interest in this property.
7	Nextel Communications of the Mid-Atlantic, Inc. (Nextel Finance Company) lease for 100,632 square feet expires 12/31/2019; however, 71,073 square feet is then leased to Wisconsin Physicians Service Insurance Corp. through 8/31/2023.
8	Multi-tenant properties are properties less than 50% leased to a single tenant.
9	ConAgra Foods, Inc. provides credit support.
10	Educational Policy Improvement Center lease for 10,791 square feet expires 11/2019; however, space is then leased to Oregon Research Institute through 11/2027.
11	Cash and GAAP rent amounts represent/include prior tenant.
12	21,365 square feet is leased to 7/31/2025.
13	Property classified as held for sale at 12/31/2017.
14	The multi-tenanted properties incurred approximately $3.9 million in operating expenses, net for the twelve months ended 12/31/2017.
15	Heidelberg Americas, Inc. lease expires 3/30/2021; however, new tenant (Goss International Americas, Inc.) lease expires 3/30/2026.
16	Tenant is a domestic subsidiary of an international automaker.
17	Square footage includes a 220,480 square foot expansion expected to be completed in 2018.
18	Lease restricts certain disclosures. Guarantor is investment grade.
19	Property sold subsequent to 12/31/2017.

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Property Leases and Vacancies - Non-consolidated Portfolio - 12/31/2017

Year of Lease Expiration	Date of Lease Expiration	Property Location	City	State	Note	Primary Tenant (Guarantor)	Sq.Ft.	LXP % Ownership	GAAP Rent as of 12/31/2017 ($000) (3)	Cash Rent as of 12/31/2017 ($000) (2)	12/31/2017 Debt Balance ($000)	Debt Maturity (4)
NON-CONSOLIDATED PROPERTIES
2029	1/31/2029	18839 McKay Blvd.	Humble	TX	—	Triumph Rehabilitation Hospital of Northeast Houston, LLC (RehabCare Group, Inc.)	55,646	15%	2,733	2,507	13,855	05/2019
2033	10/31/2033	607 & 611 Lumsden Professional Ct.	Brandon	FL	1	BluePearl Holdings, LLC	8,500	15%	201	201	-	-
		4525 Ulmerton Rd.	Clearwater	FL	1	BluePearl Holdings, LLC	3,000	15%	120	120	-	-
		455 Abernathy Rd.	Atlanta	GA	1	BluePearl Holdings, LLC	32,000	15%	1,209	988	-	-
		820 Frontage Rd.	Northfield	IL	1	BluePearl Holdings, LLC	14,000	15%	467	467	-	-
		4126 Packard Rd.	Ann Arbor	MI	1	BluePearl Holdings, LLC	3,500	15%	55	55	-	-
		29080 Inkster Rd.	Southfield	MI	1	BluePearl Holdings, LLC	38,000	15%	1,273	1,117	18,791	11/2018
2036	8/31/2036	2203 North Westgreen Blvd.	Katy	TX		British Schools of America, LLC	274,000	25%	6,299	6,299	50,000	12/2022
N/A	Vacancy	100 Gander Way	Palm Beach Gardens	FL	5,6	(Available for Lease)	120,000	25%	2,816	1,865	13,957	03/2018
NON-CONSOLIDATED TOTAL/WEIGHTED AVERAGE						78.1% Leased	548,646		$15,173	$13,619	$96,603

Footnotes

1	All mortgage notes are cross-collateralized and cross-defaulted.
2	Twelve months ended 12/31/2017 cash rent.
3	Twelve months ended 12/31/2017 GAAP rent, excluding termination income.
4	Interest rates range from 3.7% to 5.1% at 12/31/2017.
5	Cash and GAAP rent amounts represent/include prior tenant. Tenant declared bankruptcy and rejected the lease.
6	Loan is in default.

36

LEXINGTON REALTY TRUST

Select Credit Metrics Summary (1)

	12/31/2017

Adjusted Company FFO Payout Ratio	72.4%

Unencumbered Assets	$3.5 billion

Unencumbered NOI	72.4%

(Debt + Preferred) / Gross Assets	45.1%

Debt/Gross Assets	43.0%

Secured Debt / Gross Assets	14.4%

Net Debt / Adjusted EBITDA	6.4	x

(Net Debt + Preferred) / Adjusted EBITDA	6.7	x

Credit Facilities Availability (2)	$345.0 million

Unsecured Debt / Unencumbered NOI	6.0	x

Footnotes

(1)	See reconciliations of non-GAAP measures in this document. Lexington believes these credit metrics provide investors with additional information to evaluate its liquidity and performance.
(2)	Subject to covenant compliance.

37

LEXINGTON REALTY TRUST

FINANCIAL COVENANTS (1)

Corporate Level Debt

	Must be:	12/31/2017
Bank Loans:

Maximum Leverage	< 60%	46.9%
Fixed Charge Coverage	> 1.5x	2.8x
Recourse Secured Indebtedness Ratio	< 10% cap value	0.0%
Secured Indebtedness Ratio	< 45%	16.6%
Unsecured Debt Service Coverage	> 2.0x	6.2x
Unencumbered Leverage	< 60%	37.6%

Bonds:

Debt to Total Assets	< 60%	43.8%
Secured Debt to Total Assets	< 40%	14.6%
Debt Service Coverage	> 1.5x	4.1x
Unencumbered Assets to Unsecured Debt	> 150%	265.8%

Footnotes

(1)	The following is a summary of the key financial covenants for Lexington's credit facility and term loans and senior notes, as defined and calculated per the terms of the credit facility and term loans and senior notes, as applicable. These calculations are presented to show Lexington's compliance with such covenants only and are not measures of Lexington's liquidity or performance.

38

LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

12/31/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
OFFICE
Overland Park, KS		$32,828	5.891%	05/2019	$2,657	$31,812
Kansas City, MO		15,618	5.883%	05/2019	1,268	15,179
Columbus, IN		11,842	2.210%	07/2019	4,757	4,993
Meridian, ID		8,428	6.010%	08/2019	753	7,675
Lenexa, KS		8,631	6.270%	12/2019	774	7,770
Boca Raton, FL		19,088	6.470%	02/2020	1,542	18,414
Oakland, ME		8,370	5.930%	10/2020	750	7,660
Wall, NJ		11,924	6.250%	01/2021	3,774	-
Whippany, NJ		12,704	6.298%	11/2021	1,344	10,400
Charlotte, NC	(b)	8,000	5.000%	12/2022	406	8,000
Palo Alto, CA		37,846	3.970%	12/2023	7,059	-
Lenexa, KS		33,212	3.700%	11/2027	2,740	10,000
Richmond, VA		57,500	5.191%	02/2031	3,026	53,176
Charlotte, NC		37,400	5.298%	01/2033	2,009	34,699
Lake Jackson, TX		192,451	4.040%	10/2036	12,165	11,305
		$495,842	4.701%	11.6	$45,024	$221,083
INDUSTRIAL
Erwin, NY		$6,991	5.910%	10/2018	$567	$6,637
North Berwick, ME		1,992	3.560%	04/2019	1,532	-
Streetsboro, OH		16,931	5.749%	09/2019	1,344	16,338
Lavonia, GA		7,010	5.460%	12/2020	741	5,895
Chester, SC		7,271	5.380%	08/2025	1,144	362
Richland, WA		110,000	4.000%	01/2026	4,400	99,492
Long Island City, NY		43,334	3.500%	03/2028	4,793	-
		$193,529	4.210%	7.4	$14,521	$128,724
OTHER
Manteca, CA		$187	7.750%	07/2018	$201	$-
Watertown, NY		176	7.750%	07/2018	189	-
Fairlea, WV		123	7.750%	07/2018	133	-
San Diego, CA		119	7.750%	07/2018	128	-
Galesburg, IL		105	7.750%	07/2018	113	-
Charleston, SC		6,987	5.850%	02/2021	520	6,632
		$7,697	6.025%	2.8	$1,284	$6,632

Subtotal/Wtg. Avg./Years Remaining (i)		$697,068	4.580%	10.4	$60,829	$356,439

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LEXINGTON REALTY TRUST

Consolidated Properties: Mortgages and Notes Payable

12/31/2017

Property	Footnotes	Debt Balance ($000)	Interest Rate (%)	Maturity (a)	Current Estimated Annual Debt Service ($000) (c)	Balloon Payment ($000)
Corporate (f)
Revolving Credit Facility	(j)	$160,000	2.552%	08/2019	$4,140	$160,000
Term Loan	(g)	300,000	2.235%	08/2020	6,798	300,000
Term Loan	(h)	300,000	2.512%	01/2021	7,641	300,000
Senior Notes		250,000	4.250%	06/2023	10,625	250,000
Senior Notes		250,000	4.400%	06/2024	11,000	250,000
Trust Preferred Notes	(d)	129,120	3.078%	04/2037	4,030	129,120
Subtotal/Wtg. Avg./Years Remaining (i)		$1,389,120	3.162%	5.3	$44,234	$1,389,120
Total/Wtg. Avg./Years Remaining (i)	(e)	$2,086,188	3.636%	7.0	$105,063	$1,745,559

Footnotes

(a)	Subtotal and total based on weighted-average term to maturity shown in years based on debt balance.
(b)	Amount may be increased to $12.0 million upon certain events.
(c)	Remaining payments for debt with less than 12 months to maturity, all others are debt service for next 12 months.
(d)	Rate is three month LIBOR plus 170 bps.
(e)	See reconciliations of non-GAAP measures in this document.
(f)	Unsecured.
(g)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.09% through February 2018 via interest rate swap agreements on $250.0 million of borrowings.
(h)	Rate ranges from LIBOR plus 0.90% to 1.75%. LIBOR rate fixed at 1.42% through January 2019 via interest rate swap agreements on $255.0 million of borrowings.
(i)	Total shown may differ from detailed amounts due to rounding.
(j)	Rate ranges from LIBOR plus 0.85% to 1.55%.

40

LEXINGTON REALTY TRUST

Debt Maturity Schedule

12/31/2017

($000)

Consolidated Properties
Year	Mortgage Scheduled Amortization	Mortgage Balloon Payments	Corporate Debt
2018	$29,303	$6,637	$-
2019	26,681	83,767	160,000
2020	23,178	31,969	300,000
2021	23,433	17,032	300,000
2022	22,120	8,000	-
	$124,715	$147,405	$760,000

Footnotes

(1)	Percentage denotes weighted-average interest rate.

41

LEXINGTON REALTY TRUST

Selected Balance Sheet Account Data

12/31/2017

($000)

Balance Sheet

Other assets	$20,749

The components of other assets are:

Deposits	$228
Equipment	540
Prepaids	1,198
Other receivables	801
Deferred lease incentives	16,794
Interest rate swap derivative asset	1,065
Other	123

Accounts payable and other liabilities

The components of accounts payable and other liabilities are:	$38,644

Accounts payable and accrued expenses	$15,278
CIP accruals and other	8,961
Taxes	420
Deferred lease costs	10,529
Deposits	1,116
Escrows	649
Transaction / build-to-suit costs	1,691

42

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS

Lexington has used non-GAAP financial measures as defined by the Securities and Exchange Commission Regulation G in the Quarterly Earnings Press Release, in this Quarterly Supplemental Information and in other public disclosures.

Lexington believes that the measures defined below are helpful to investors in measuring our performance or that of an individual investment. Since these measures exclude certain items which are included in their respective most comparable Generally Accepted Accounting Principles (“GAAP”) measures, reliance on the measures has limitations; management compensates for these limitations by using the measures simply as supplemental measures that are weighed in balance with other GAAP measures. These measures are not necessarily indications of our cash flow available to fund cash needs. Additionally, they should not be used as an alternative to the respective most comparable GAAP measures when evaluating Lexington's financial performance or cash flow from operating, investing, or financing activities or liquidity.

Definitions:

Adjusted EBITDA: Adjusted EBITDA represents EBITDA (earnings before interest, taxes, depreciation and amortization) modified to include other adjustments to GAAP net income for gains on sales of properties, impairment charges, debt satisfaction gains (charges), net, non-cash charges, net, straight-line adjustments, non-recurring charges and adjustments for pro-rata share of non-wholly owned entities. Lexington’s calculation of Adjusted EBITDA may not be comparable to similarly titled measures used by other companies. Lexington believes that net income is the most directly comparable GAAP measure to Adjusted EBITDA.

Cash Rent: Cash Rent is calculated by making adjustments to GAAP rent to remove the impact of GAAP required adjustments to rental income such as adjustments for straight-line rents related to free rent periods and contractual rent increases. Cash Rent excludes lease termination income. Lexington believes Cash Rent provides a meaningful indication of an investments ability to fund cash needs.

Funds from Operations (“FFO”) and Adjusted Company FFO: Lexington believes that Funds from Operations, or FFO, which is a non-GAAP measure, is a widely recognized and appropriate measure of the performance of an equity real estate investment trust (“REIT”). Lexington believes FFO is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting their results. FFO is intended to exclude GAAP historical cost depreciation and amortization of real estate and related assets, which assumes that the value of real estate diminishes ratably over time. Historically, however, real estate values have risen or fallen with market conditions. As a result, FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates, operating costs, development activities, interest costs and other matters without the inclusion of depreciation and amortization, providing perspective that may not necessarily be apparent from net income.

The National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as “net income (or loss) computed in accordance with GAAP, excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for non-consolidated partnerships and joint ventures.” NAREIT clarified its computation of FFO to exclude impairment charges on depreciable real estate owned directly or indirectly. FFO does not represent cash generated from operating activities in accordance with GAAP and is not indicative of cash available to fund cash needs.

Lexington presents FFO available to common shareholders and unitholders - basic and also presents FFO available to all equityholders and unitholders - diluted on a company-wide basis as if all securities that are convertible, at the holder's option, into Lexington’s common shares, are converted at the beginning of the period. Lexington also presents Adjusted Company FFO available to all equityholders and unitholders - diluted which adjusts FFO available to all equityholders and unitholders - diluted for certain items which we believe are not indicative of the operating results of Lexington's real estate portfolio. Lexington believes this is an appropriate presentation as it is frequently requested by security analysts, investors and other interested parties. Since others do not calculate these measures in a similar fashion, these measures may not be comparable to similarly titled measures as reported by others. These measures should not be considered as an alternative to net income as an indicator of Lexington’s operating performance or as an alternative to cash flow as a measure of liquidity.

GAAP and Cash Yield or Capitalization Rate: GAAP and cash yields or capitalization rates are measures of operating performance used to evaluate the individual performance of an investment. These measures are estimates and are not presented or intended to be viewed as a liquidity or performance measure that present a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. The yield or capitalization rate is calculated by dividing the annualized NOI (as defined below, except GAAP rent adjustments are added back to rental income to calculate GAAP yield or capitalization rate) the investment is expected to generate (or has generated) by the acquisition/completion cost (or sale) price.

43

LEXINGTON REALTY TRUST

NON-GAAP MEASURES

DEFINITIONS (CONTINUED)

Net Operating Income (NOI): NOI is a measure of operating performance used to evaluate the individual performance of an investment. This measure is not presented or intended to be viewed as a liquidity or performance measure that presents a numerical measure of Lexington's historical or future financial performance, financial position or cash flows. Lexington defines NOI as operating revenues (rental income (less GAAP rent adjustments and lease termination income), tenant reimbursements and other property income) less property operating expenses. Other REITs may use different methodologies for calculating NOI, and accordingly, Lexington's NOI may not be comparable to that of other companies. Because NOI excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other nonproperty income and losses, and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and operating commercial real estate and the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing a perspective on operations not immediately apparent from net income. Lexington believes that net income is the most directly comparable GAAP measure to NOI.

Same-Store NOI: Same-Store NOI represents the NOI for consolidated properties that were owned and included in our portfolio for two comparable reporting periods excluding properties encumbered by mortgage loans in default and the revenue associated with the expansion of properties, as applicable. As Same-Store NOI excludes the change in NOI from acquired and disposed of properties and certain other properties, it highlights operating trends such as occupancy levels, rental rates and operating costs on properties. Other REITs may use different methodologies for calculating Same-Store NOI, and accordingly, Lexington's Same-Store NOI may not be comparable to other REITs. Management believes that Same-Store NOI is a useful supplemental measure of Lexington's operating performance. However, Same-Store NOI should not be viewed as an alternative measure of Lexington 's financial performance since it does not reflect the operations of Lexington's entire portfolio, nor does it reflect the impact of general and administrative expenses, acquisition-related expenses, interest expense, depreciation and amortization costs, other nonproperty income and losses, the level of capital expenditures and leasing costs necessary to maintain the operating performance of Lexington's properties, or trends in development and construction activities which are significant economic costs and activities that could materially impact Lexington's results from operations. Lexington believes that net income is the most directly comparable GAAP measure to Same-Store NOI.

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LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES

($000)

Twelve months ended December 31, 2017

Cash Rent Reconciliation:

Rental revenue as reported	$359,832

Rental revenue from sold properties	(9,207)
Lease termination income	(3,242)

GAAP rent per supplement	347,383

GAAP rent adjustments: (1)
Straight-line adjustments	(19,738)
Lease incentives	1,844
Amortization of above/below market leases	1,406

Cash rent per supplement	$330,895

Consolidated debt reconciliation December 31, 2017:

	GAAP Balance	Deferred Loan Costs, net	Discounts	Gross Balance

Mortgages and notes payable (2)	$689,810	$7,258	$-	$697,068
Revolving credit facility borrowings (3)	160,000	-	-	160,000
Term loans payable (3)	596,663	3,337	-	600,000
Senior notes payable(3)	495,198	3,295	1,507	500,000
Trust preferred securities (3)	127,196	1,924	-	129,120
Consolidated debt	$2,068,867	$15,814	$1,507	$2,086,188

Footnotes

(1)	Individual items are adjusted for sold properties, which were previously reflected in the reconciliation.
(2)	Secured.
(3)	Unsecured.

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LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Same-Store NOI Reconciliation:

	Twelve months ended December 31,
	2017	2016	2015

Net Income	$86,629	$96,450	$114,891

Interest and amortization expense	77,883	88,032	89,792
Provision for income taxes	1,917	1,439	572
Depreciation and amortization	173,968	166,048	163,198
General and administrative	34,158	31,104	29,277
Litigation settlement	2,050	-	-
Transaction costs	2,171	836	2,404
Non-operating income	(10,378)	(13,043)	(11,429)
Gains on sales of properties	(63,428)	(81,510)	(24,884)
Impairment charges and loan losses	44,996	100,236	36,832
Debt satisfaction (gains) charges, net	(6,196)	975	(25,150)
Equity in (earnings) losses of non-consolidated entities	848	(7,590)	(1,752)
Lease termination income	(3,242)	(17,363)	(4,241)
Straight-line adjustments	(19,784)	(37,748)	(47,702)
Lease incentives	1,969	1,673	1,544
Amortization of above/below market leases	1,544	2,057	261

Net Operating Income - ("NOI")	325,105	331,596	323,613

Less NOI:
Acquisitions and dispositions	(86,284)	(92,177)	(88,613)

Same-Store NOI	$238,821	$239,419	$235,000

NOI for NAV:

Twelve months ended
December 31, 2017

NOI per above	$325,105
Less NOI:
Disposed of properties	(6,260)
Assets held for sale	(459)
Assets acquired in 2017 (1)	(16,246)
Assets less than 70% leased / Other	(374)
NOI for NAV	$301,766

Footnotes

(1)	Excludes Lake Jackson, TX.

46

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation to Adjusted EBITDA:

Year-end December 31, 2017

Net income attributable to
Lexington Realty Trust shareholders	$85,583
Interest and amortization expense	77,883
Provision for income taxes	1,917
Depreciation and amortization	173,968
Straight-line adjustments	(19,784)
Lease incentives	1,969
Amortization of above/below market leases	1,544
Gains on sales of properties	(63,428)
Impairment charges and loan loss	44,996
Debt satisfaction (gains) charges, net	(6,196)
Litigation settlement	2,050
Unearned contingent acquisition consideration	(3,922)
Non-cash charges, net	8,318

Pro-rata share adjustments:
Non-consolidated entities adjustment	3,484
Noncontrolling interests adjustment	172

Adjusted EBITDA	$308,554

47

LEXINGTON REALTY TRUST

RECONCILIATION OF NON-GAAP MEASURES (CONTINUED)

($000)

Reconciliation of Select Credit Metrics:

Adjusted Company FFO Payout:	Twelve months ended December 31, 2017		(Debt + Preferred) / Gross Assets:	Twelve months ended December 31, 2017
Common share dividends per share	$0.7025		Consolidated debt	$2,068,867
Adjusted Company FFO per diluted share	0.97		Preferred shares liquidation preference	96,770
Adjusted Company FFO payout ratio	72.4%		Debt and preferred	$2,165,637

Unencumbered Assets:			Total assets	$3,553,020
Real estate, at cost	$4,535,550		Plus depreciation and amortization:
held for sale real estate, at cost	2,827		Real estate	1,225,650
less encumbered real estate, at cost	(1,037,266)		Deferred lease costs	27,521
Unencumbered assets	$3,501,111
			Gross assets	$4,806,191
Unencumbered NOI:
NOI	$325,105		(Debt + Preferred) / Gross Assets	45.1%
Disposed of properties NOI	(6,260)
Adjusted NOI	318,845		Debt / Gross Assets:
less encumbered adjusted NOI	(87,983)		Consolidated debt	$2,068,867
Unencumbered adjusted NOI	$230,862
Unencumbered NOI %	72.4%		Gross assets	$4,806,191

Net Debt / Adjusted EBITDA:			Debt / Gross assets	43.0%
Adjusted EBITDA	$308,554
			Secured Debt / Gross Assets:
Consolidated debt	$2,068,867		Mortgages and notes payable	$689,810
less cash and cash equivalents	(107,762)
Net debt	$1,961,105		Gross assets	$4,806,191

Net debt / Adjusted EBITDA	6.4	x	Secured Debt / Gross Assets	14.4%

(Net Debt + Preferred) / Adjusted EBITDA:			Unsecured Debt / Unencumbered NOI:
Adjusted EBITDA	$308,554		Consolidated debt	$2,068,867
			less mortgages and notes payable	(689,810)
Net debt	$1,961,105		Unsecured Debt	$1,379,057
Preferred shares liquidation preference	96,770
Net debt + preferred	$2,057,875		Unencumbered adjusted NOI	$230,862

(Net Debt + Preferred) / Adjusted EBITDA	6.7	x	Unsecured Debt / Unencumbered NOI	6.0	x

48

Investor Information

Transfer Agent

Computershare	Overnight Correspondence:
PO Box 505000	462 South 4th Street, Suite 1600
Louisville, KY 40233	Louisville, KY 40202
(800) 850-3948
www-us.computershare.com/investor

Investor Relations

Heather Gentry
Senior Vice President, Investor Relations
Telephone (direct)	(212) 692-7219
Facsimile (main)	(212) 594-6600
E-mail	hgentry@lxp.com

Research Coverage

Bank of America/Merrill Lynch		Jeffries & Company, Inc.
James Feldman	(646) 855-5808	Jon Peterson	(212) 284-1705

Barclays Capital		KeyBanc Capital Markets Inc.
Ross L. Smotrich	(212) 526-2306	Craig Mailman	(917) 368-2316

D.A. Davidson		Ladenburg Thalmann & Co., Inc.
Barry Oxford	(212) 240-9871	John Massocca	(212) 409-2543

Evercore Partners		Stifel Nicolaus
Sheila K. McGrath	(212) 497-0882	John W. Guinee	(443) 224-1307

J.P. Morgan Chase		Wells Fargo Securities, LLC
Anthony Paolone	(212) 622-6682	Todd J. Stender	(562) 637-1371

49

LEXINGTON REALTY TRUST

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